UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026 (January 9, 2026)

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-16427	37-1490331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (904) 438-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 9, 2026, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”) completed its previously announced (i) acquisition of the Issuer Solutions business (the “Issuer Solutions Business”) from Global Payments Inc., a Georgia corporation (“Global Payments”) and (ii) sale of all of its equity interests in Worldpay Holdco, LLC, a Delaware limited liability company (“Worldpay”), pursuant to the transaction agreement (the “FIS Transaction Agreement”), entered into on April 17, 2025, by and among FIS, Global Payments, Total System Services LLC, a Delaware limited liability company and Worldpay.

Concurrently with the consummation of the transactions contemplated by the FIS Transaction Agreement, Global Payments completed the acquisition of 100% of the issued and outstanding equity interests of Worldpay that were not owned by FIS, pursuant to the transaction agreement (the “GTCR Transaction Agreement” and, together with the FIS Transaction Agreement, the “Transaction Agreements”), entered into on April 17, 2025, by and among Global Payments, Worldpay, certain affiliates of GTCR LLC and certain other parties thereto.

Upon the terms and subject to the conditions set forth in the FIS Transaction Agreement, FIS acquired the Issuer Solutions Business from Global Payments in exchange for FIS’s interest in Worldpay and approximately $7.7 billion in cash, which is equal to the difference between the purchase price payable by FIS in respect of the Issuer Solutions Business and the purchase price payable by Global Payments in respect of FIS’s interest in Worldpay. The cash payment amount is subject to customary post-closing adjustments in respect of the respective purchase price for each of Worldpay and the Issuer Solutions Business.

The purchase price paid by Global Payments in respect of Worldpay was based on a $24.25 billion enterprise valuation of Worldpay, and the purchase price paid by FIS in respect of the Issuer Solutions Business was based on a $13.5 billion enterprise valuation of the Issuer Solutions Business, in each case, subject to customary adjustments for the cash, debt and working capital (relative to a target) of Worldpay and the Issuer Solutions Business, respectively, as of the closing of the transactions contemplated by the Transaction Agreements (the “Closing”).

The foregoing description of the FIS Transaction Agreement does not purport to be complete and is qualified in its entirety by the full text of the FIS Transaction Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by FIS on April 21, 2025 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On January 12, 2026, FIS issued a press release announcing the closing of the transactions contemplated by the FIS Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of FIS’s filings under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No	Description

2.1	Transaction Agreement, dated as of April 17, 2025, by and among Global Payments Inc., Total System Services LLC, FIS and Worldpay Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by FIS on April 21, 2025).

99.1	Press Release, dated January 12, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ James Kehoe
	Name:	James Kehoe
	Title:	Chief Financial Officer

	By:	/s/ Alexandra Brooks
	Name:	Alexandra Brooks
	Title:	Chief Accounting Officer